UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008
Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-3.1 Amended and Restated By-Laws of Analog Devices, Inc.
Ex-99.1 Press release dated December 3, 2008 (Zinsner)
Ex-99.2 Press release dated December 3, 2008 (Brennan)

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of New Chief Financial Officer
At a meeting held on December 3, 2008, the Board of Directors of Analog Devices, Inc. appointed David A. Zinsner as Vice President of Finance and Chief Financial Officer of Analog Devices effective as of Mr. Zinsner’s first date of employment, expected to be January 12, 2009. Mr. Zinsner will succeed Joseph E. McDonough who in December 2007 announced his intention to retire as Vice President of Finance and Chief Financial Officer.
Mr. Zinsner, 40, currently serves as the Senior Vice President and Chief Financial Officer of Intersil Corporation and has held that position since July 2005. Prior to his promotion to Chief Financial Officer, Mr. Zinsner was Intersil’s Corporate Controller and Treasurer since 1999. In that role, he oversaw various Intersil finance departments. Prior to joining Intersil, Mr. Zinsner held international finance and treasury management positions at Harris Corporation, MCI Communications and Mellon Financial Corporation. There are no reportable family relationships or related person transactions involving Analog Devices and Mr. Zinsner.
In connection with Mr. Zinsner’s appointment, the Compensation Committee approved an annual base salary for Mr. Zinsner of $450,000, effective as of his first date of employment, expected to be January 12, 2009. The Committee also set Mr. Zinsner’s target award percentage for purposes of the Corporation’s Executive Bonus Plan at 75% for the period from Mr. Zinsner’s first date of employment to the end of our 2009 fiscal year. In addition, the Committee determined that Mr. Zinsner would be granted (i) 160,000 options to purchase Analog common stock at an exercise price equal to the closing price of Analog common stock on February 17, 2009, and (ii) 35,000 restricted stock units. Each of those equity awards will be granted on February 17, 2009, in accordance with our equity award guidelines and policies. Those awards will be subject to the standard terms and conditions of our form of stock option and restricted stock unit agreements, previously filed. In addition to the same relocation benefits available to all Analog Devices employees, the Compensation Committee approved a relocation payment up to $100,000 to cover the difference, if any, between the current appraised value and actual selling price of Mr. Zinsner’s current home in California. In connection with his appointment, Analog Devices and Mr. Zinsner will enter into our standard Employment Retention Agreement for officers and key employees, previously filed.
A copy of the press release announcing Mr. Zinsner’s appointment is filed with this Report as Exhibit 99.1.
Appointment of New Chief Accounting Officer
Also on December 3, 2008, the Board of Directors of Analog Devices appointed Seamus Brennan to the position of Vice President, Corporate Controller and Chief Accounting Officer, and designated Mr. Brennan as principal accounting officer effective as of December 8, 2008. Mr. Brennan, 57, joined Analog Devices in 1984 and has been our Corporate Controller since 2002, managing our worldwide accounting and transaction processing, internal control, management planning and reporting, internal audit and Securities and Exchange Commission reporting functions. Prior to becoming Corporate Controller, Mr. Brennan served in various finance, accounting, and project management roles with Analog Devices. There are no reportable family relationships or related person transactions involving Analog Devices and Mr. Brennan.
In connection with Mr. Brennan’s appointment, the Compensation Committee determined that on December 15, 2008 (in accordance with our equity award guidelines and policies), Mr. Brennan would be granted 10,000 restricted stock units, with 60% of those units vesting on December 15, 2011, 20% vesting on December 15, 2012 and 20% vesting on December 15, 2013. In connection with his appointment, Analog Devices and Mr. Brennan will enter into our standard Employment Retention Agreement for officers and key employees, previously filed.

A copy of the press release announcing Mr. Brennan’s appointment is filed with this Report as Exhibit 99.2.
New Compensation Arrangement with Former Chief Financial Officer
On December 3, 2008, the Compensation Committee also approved certain compensation arrangements in connection with the continued employment of Mr. McDonough by Analog Devices as an Executive Advisor following his retirement as Chief Financial Officer, effective as of January 12, 2009. Mr. McDonough will continue to be employed by the Company as an Executive Advisor until December 31, 2009, will receive an annual base salary of $100,000, will continue to vest in his Analog equity awards, and will continue to be eligible to participate in our employee benefit plans until he reaches the age of 65. Mr. McDonough will no longer be an executive officer or eligible to participate in our Executive Bonus or Employee Profit Sharing Plan.
2009 Executive Bonus Plan
On December 3, 2008, the Compensation Committee of our Board of Directors approved the terms of the 2009 Executive Bonus Plan. All executive officers (including our Named Executive Officers) and other senior management selected by the Chief Executive Officer will participate in the 2009 Executive Bonus Plan. Bonus payments under the 2009 Executive Bonus Plan are calculated and paid as follows:
1.	Each participant’s Fiscal 2009 Bonus Target is obtained by multiplying his or her Base Salary by his or her Individual Target Bonus Percentage:
•	Base Salary — the individual’s base pay during the applicable bonus period.

•	Individual Target Bonus Percentage — a percentage of the individual’s Base Salary, determined individually for each participant by the Compensation Committee and ranging from 50% to 160%.
2.	Each participant’s Fiscal 2009 Bonus Target is then multiplied by the Bonus Payout Factor. The Bonus Payout Factor is based on the Company’s operating profit before tax (OPBT) as a percentage of revenue for the applicable bonus period, which is adjustable by the Compensation Committee in its sole discretion to exclude special items, including but not limited to: restructuring-related expense, acquisition-related expense, gain or loss on disposition of businesses, non-recurring royalty payments, and other similar non-cash or non-recurring items. The Bonus Payout Factor can range from 0% to 300%.
The Compensation Committee adopted the following Bonus Payout Factor table under the 2009 Executive Bonus Plan:

Company Performance (OPBT/Revenue)	Bonus Payout Factor
12%	0%
22.5%	100%
31%	200%
36%	300%
The Bonus Payout Factor is determined quarterly and is also used to determine the bonuses paid to all other employees of the Company under our 2009 Profit Sharing Plan for Employees.
The product obtained by multiplying a participant’s Fiscal 2009 Bonus Target by the Bonus Payout Factor shall be the Fiscal 2009 Bonus Payment for each participant. Each participant’s Fiscal 2009 Bonus Payment can therefore be reduced to zero, or increased by up to three times his or her Fiscal 2009 Bonus Target.

3.	Each participant in the Executive Bonus Plan, other than Ray Stata and Jerald Fishman, is eligible for an additional Individual Payout Factor that can increase the calculated bonus payment by up to 30% based on superior business performance. Evidence of superior business performance will include, but is not limited to, overachievement of revenue and profitability goals, and achievement of non-financial results that contributed positively to the performance of the Company. At the end of fiscal year 2009, the Chief Executive Officer will review and assess the performance of each of the eligible participants with respect to his or her goals, and will provide his recommendations regarding each participant’s performance to the Compensation Committee. The Compensation Committee will then, in its discretion, determine whether there is superior performance justifying the application of an Individual Payout Factor.
The terms of the 2009 Executive Bonus Plan are identical to the 2008 Executive Bonus Plan.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On and effective as of December 3, 2008, the Board of Directors of Analog Devices approved an amendment and restatement of the Company’s By-Laws to expand the information required to be provided by any shareholder who submits a nomination for election to the Board of Directors or a shareholder proposal for consideration at meetings of shareholders. In general, the amendment requires that the shareholder’s notice must contain the following additional information:
the name and address of the shareholder; the class and number of shares owned by the shareholder; a description of any material interest of the shareholder in the director nomination or business being proposed; a description of any agreements the shareholder has with affiliates or third parties concerning the director nomination or shareholder proposal; a description of any material relationship between the shareholder and the proposed nominee; a description of any agreement, arrangement or hedging transaction, that has the effect of mitigating loss or increasing or decreasing the shareholder’s economic risk or voting power with respect to Analog Devices common stock; a representation that the shareholder intends to attend the meeting to present the director nomination or proposal; a statement whether the shareholder intends to conduct a proxy solicitation; and any other information about the shareholder that would be required to be disclosed in a proxy statement or similar filing with the Securities and Exchange Commission.
The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 of this Report and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Analog Devices, Inc.
99.1	Press release dated December 3, 2008 (Zinsner)
99.2	Press release dated December 3, 2008 (Brennan)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2008	ANALOG DEVICES, INC.

	By:	/s/ Joseph E. McDonough
Joseph E. McDonough
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Analog Devices, Inc.
99.1	Press release dated December 3, 2008 (Zinsner)
99.2	Press release dated December 3, 2008 (Brennan)